Exhibit 99.4

Voting Agreement

This Voting Agreement (this “Agreement”), dated as of May 27, 2022, is entered into by and between the undersigned stockholders (collectively “Stockholders” and individually “Stockholder”) of UpHealth, Inc., a Delaware corporation (the “Company”). The Stockholders are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Stockholders are willing to make certain covenants and agreements as set forth in this Agreement with respect to the shares of common stock, $0.0001 par value per share, of the Company (“Company Common Stock”) Beneficially Owned by Stockholder (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions.

When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided, that for purposes of this Agreement, no Stockholder shall be deemed an Affiliate of the Company or any of its subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance), other than securities deemed Beneficial Owned by the Person as a result of this Agreement. For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(c) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

(d) “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to closed in the City of New York.

(e) “Legal Action” shall mean any suit, action, litigation or other legal proceeding.

(f) “Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any governmental department or agency or political subdivision thereof.

(g) “Stockholder Majority” shall mean Stockholders holding a majority of the Shares owned by the Stockholders.

2. Representations of Stockholders.

Each Stockholder represents and warrants to the other Stockholders that:

(a) Ownership of Shares. Stockholder: (i) is the Beneficial Owner of, and has good and marketable title to, all of the Original Shares listed below their signature on their signature page of this Agreement, free and clear of any proxy, voting restriction, adverse claim, or other liens, other than those created by this Agreement, under applicable federal or state securities laws or pursuant to a Permitted Financing; and (ii) has the sole voting and sole disposition power over all of the Original Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder is a party relating to the pledge, disposition, or voting of any of the Original Shares, other than Permitted Financings, and there are no voting trusts or voting agreements with respect to the Original Shares.

(b) Power and Authority; Binding Agreement. Stockholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(c) No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon Stockholder or any of the Shares, other than Permitted Financings.

(d) No Consents. No consent, approval, or authorization of, or registration, declaration, or filing with, any governmental entity or any other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement.

3. Agreement to Vote Shares; Irrevocable Proxy.

(a) Agreement to Vote and Approve. The Stockholders irrevocably and unconditionally agree during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company stockholders with respect to any of the following matters, to vote or cause the holder of record to vote the Shares: (i) in favor of an amendment of the Company’s Amended and Restated Bylaws (the “Bylaws”), amending Section 3.2 Advance Notice for Nomination of Directors, of the Bylaws, effective immediately upon approval of the Stockholders and relating to all meetings of Stockholders held after such approval, including any annual or special meeting of the Stockholders adjourned to a date after the effective date of such amendment, including the Annual Meeting of Stockholders to be held in 2022, in order to permit Stockholders to nominate directors for election to the Board at such meetings without providing advance notice of such nomination prior to the meeting, substantially as provided in Exhibit A, (the “Bylaws Amendment”) and (ii) in favor of the election to the Board of Directors (the “Board”) of director nominees selected by the mutual agreement of a Stockholder Majority and the Representative, to be elected at the next annual meeting of stockholders of the Company, currently scheduled for June 28, 2022, and any adjournments or postponements thereof (the “2022 Annual Meeting”).

(b) Irrevocable Proxy. The Stockholders hereby appoint Jeffery Bray and any designee of Jeffery Bray, and each of them individually, (the “Representative”), until the Expiration Time (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of the Stockholders under this Agreement. The Stockholders shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholders shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by a Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of a Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4. No Voting Trusts or Other Arrangement.

The Stockholders agree that during the term of this Agreement they will not, and will not permit any entity under their control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares.

5. Transfer and Encumbrance.

The Stockholders agree that during the term of this Agreement, they will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or convey any legal or Beneficial Ownership interest in or otherwise dispose of (by testamentary disposition, by operation of law, or otherwise), or encumber (“Transfer”) any of the Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Shares or a Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 0 shall be null and void. This Section 0 shall not prohibit a Transfer of the Shares by Stockholder (i)(A) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (B) upon the death of Stockholder or (C) to an Affiliate of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Representative, to be bound by all of the terms of this Agreement; (ii) by merger (including by conversion into securities or other consideration of the Company) or by tendering into any tender or exchange offer for a majority of the outstanding shares of the Company Common Stock; or (iii) a pledge or assignment in connection with a financing transaction with a Person who is not an officer, director or Affiliate of the Company (a “Permitted Financing”).

6. Additional Shares.

The Stockholders agree that all shares of Company Common Stock that they purchase, acquire the right to vote, or otherwise acquire Beneficial Ownership of after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

7. Termination.

This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) approval by the stockholders of the Company of the Bylaws Amendment and the voting of the Shares at the 2022 Annual Meeting and (b) the termination of this Agreement by mutual written consent of the Stockholder Majority and the Representative. Nothing in this Section 7 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

8. No Agreement as Director or Officer.

The Stockholders make no agreement or understanding in this Agreement in their capacities as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by a Stockholder in his or her capacity as such a director or officer, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict a Stockholder from exercising the Stockholder’s fiduciary duties as an officer or director to the Company.

9. Further Assurances.

The Stockholders agree, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Representative may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

10. Specific Performance.

Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

11. Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all of the Parties hereto. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

12. Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or: (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective Parties at the mailing address or email address set forth for the Stockholder on the signature page hereof (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12).

13. Miscellaneous.

(a) Governing Law. This Agreement, and all disputes or controversies (whether based on contract, tort, or statute) arising out of or relating to, or in connection with this Agreement or the actions of any of the Parties in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b) Submission to Jurisdiction. Each of the Parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the Parties hereto or their successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware (or, if such court lacks subject-matter jurisdiction, in the Superior Court of the State of Delaware), or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in the U.S. District Court for the District of Delaware. Each of the Parties hereto agrees that service of process or other papers in connection with any such Legal Action in the manner provided for notices in Section 122 or in such other manner as may be permitted by applicable laws, will be valid and sufficient service thereof. Each of the Parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 13(b); (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (iii) to the fullest extent permitted by the applicable law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(C).

(d) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

(e) Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(g) Section Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h) Assignment. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the Parties hereto, except that Parties may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 13(h) shall be null and void.

(i) No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

STOCKHOLDER

AM PHYSICIANS LLC

By:	/s/ Azfar Malik
Name: Azfar Malik, M.D.
Title: President

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 962,458

[Signature page to Voting Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

STOCKHOLDER

JEFFERY R. BRAY

By:	/s/ Jeffery R. Bray
Name: Jeffery R. Bray

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 4,088,170

STOCKHOLDER

ALEXANDRA BRAY

By:	/s/ Alexandra Bray
Name: Alexandra Bray

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 475,504

STOCKHOLDER

JEFFERY R. BRAY CUSTODIAN SAMANTHA JOSEPHINE BRAY

By:	/s/ Jeffery R. Bray
Name: Jeffery R. Bray

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 475,504

[Signature page to Voting Agreement]

STOCKHOLDER

JEFFERY R. BRAY CUSTODIAN SAMANTHA JOSEPHINE BRAY UTMA

By:	/s/ Jeffery R. Bray
Name: Jeffery R. Bray
Title: Custodian

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 475,504

STOCKHOLDER JEFFERY R. BRAY CUSTODIAN ANAIS ALEXANDRIA BRAY UTMA

By:	/s/ Jeffery R. Bray
Name: Jeffery R. Bray
Title: Custodian

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 475,504

[Signature page to Voting Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

STOCKHOLDER

JACQUE BUTLER

By:	/s/ Jacque Butler
Name: Jacque Butler

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 1,403,804

[Signature page to Voting Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

STOCKHOLDER

ALFONSO GATMAITAN

By:	/s/ Alfonso Gatmaitan
Name: Alfonso Gatmaitan

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 1,183,460

[Signature page to Voting Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

STOCKHOLDER

CHIRINJEEV KATHURIA

By:	/s/ Chirinjeev Kathuria
Name: Chirinjeev Kathuria

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 43,158,752

[Signature page to Voting Agreement]

STOCKHOLDER

ELIGERE LLC

By:	/s/ Saima Siddiqui
Name: Saima Siddiqui
Title: Sole Member

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 6,116,842

STOCKHOLDER

RICHA SANA AZIM

By:	/s/ Richa Sana Azim
Name: Richa Sana Azim

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 6,116,842

[Signature page to Voting Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

STOCKHOLDER

MARIYA PYLYPIV

By:	/s/ Mariya Pylypiv
Name: Mariya Pylypiv

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 7,543,457

[Signature page to Voting Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

STOCKHOLDER

THE ANAIS BRAY PROTECTIVE IRREVOCABLE TRUST

By:	/s/ John Parsons
Name: John Parsons
Title: Trustee

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 2,699,582

STOCKHOLDER

THE SAMANTHA BRAY PROTECTIVE IRREVOCABLE TRUST

By:	/s/ John Parsons
Name: John Parsons
Title: Trustee

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 2,699,582

STOCKHOLDER

THE BRAY DESCENDANTS TRUST

By:	/s/ John Parsons
Name: John Parsons
Title: Trustee

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 1,079,833

[Signature page to Voting Agreement]

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED AND DELIVERED THIS AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE.

STOCKHOLDER

THE BRAY DESCENDANTS TRUST

By:	/s/ John Parsons
Name: John Parsons
Title: Trustee

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 1,079,833

[Signature page to Voting Agreement]

EXHIBIT A

AMENDMENT NO. 1 TO

AMENDED AND RESTATED BYLAWS

OF

UPHEALTH, INC.

(THE “CORPORATION”)

1.	Section 3.2 Advance Notice of Nomination of Directors, of the Bylaws is amended and restated to read as follows, effective upon approval of the Stockholders of the Corporation:

“Section 3.2 Advance Notice of Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business five (5) days prior to the meeting. To be in proper written form, a stockholder’s notice to the Secretary must set forth the name of each person whom the stockholder proposes to nominate for election as a director. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

2.	Except as specifically amended by this Amendment, the Bylaws shall remain in full force and effect and are hereby ratified and confirmed.

3.	This Amendment shall be construed as one with the Bylaws, and the Bylaws shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.